EXHIBIT 99.1

An Exclusive New Audio Interview with Terra Tech Corp. CEO, Derek Peterson, is now at SmallCapVoice.com

AUSTIN, Texas—6/13/17-- SmallCapVoice.com, Inc. (SCV) and Terra Tech Corp. (OTCQX: TRTC) ("Terra Tech") or (the "Company"), a vertically integrated cannabis-focused agriculture company, announced today that a new audio interview with the Company, is now available. The interview can be heard at http://smallcapvoice.com/blog/6-9-17-smallcapvoice-interview-with-terra-tech-corp-trtc.

Derek Peterson, CEO of Terra Tech, called in to SmallCapVoice.com to discuss the latest news for the company, the recent activity in the Company’s stock, his perspective on the changes in the board of directors and what to expect from the Company in the upcoming summer months

In the interview, referring to the Blüm acquisition, Peterson stated, “There’s a lot positives being able to use stock for acquisition purposes. The positives were that we grew the Company’s top line revenue substantially, we were able to grab a tremendous amount of market share, and we were able to save and conserve cash. The negative was a year later these people were obviously going to want to convert that stock to cash rightfully so. So, we think there has been an additional amount of pressure in the market because people are ultimately converting that stock. I do think that is short term and systemic of using equity for acquisitions.”

Peterson went on to say, “If you look at where the Company is today compared to where it was just a couple of years ago, what a huge difference. We have five retail cannabis stores and a sixth one opening shortly. We have a substantial cultivation footprint in multiple marketplaces. We are expanding our cultivation footprint in the Nevada market place. We have recreational adult use sales happening in multiple markets. We have a five acre fully automated, high tech vegetation/cultivation facility in New Jersey. We have a lot of great opportunities ahead of us and we are going to lean into hitting this $38-40 million revenue number that we projected for 2017.”

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About Terra Tech

Terra Tech Corp. (TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm's retail medical cannabis facilities focus on providing the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions. Blüm offers a broad selection of medical cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company's wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. Terra Tech's MediFarm LLC subsidiaries are focused on medical cannabis cultivation and permitting businesses throughout Nevada.

1

For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

Follow us on Instagram @socal_IVXX

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

About SmallCapVoice.com

SmallCapVoice.com is a recognized corporate investor relations firm, with clients nationwide, known for its ability to help emerging growth companies build a following among retail and institutional investors. SmallCapVoice.com utilizes its stock newsletter to feature its daily stock picks, audio interviews, as well as its clients' financial news releases. SmallCapVoice.com also offers individual investors all the tools they need to make informed decisions about the stocks they are interested in. Tools like stock charts, stock alerts, and Company Information Sheets can assist with investing in stocks that are traded on the OTC BB and Pink Sheets. To learn more about SmallCapVoice.com and their services, please visit http://smallcapvoice.com/blog/the-small-cap-daily-small-cap-newsletter/

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

Contact for SmallCapVoice.com

Stuart T. Smith

SmallCapVoice.com

E-mail: ssmith@smallcapvoice.com

Website: www.smallcapvoice.com

Source: SmallCapVoice.com, Inc.

2